Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 23, 2021 with respect to the audited consolidated financial statements of Protagenic Therapeutics, Inc. for the year ended December 31, 2020. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

/s/ MaloneBailey, LLP

www.malonebailey.com

Houston, Texas

March 4, 2022